NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE "SECURITIES"), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

LIVEDEAL, INC.

WARRANT

Warrant No. [__] Date of Issuance: [________, 2012][1]

LiveDeal, Inc., a Nevada corporation (the "Company"), hereby certifies that, for value received, Isaac Capital Group LLC, a Delaware limited liability company, or its registered assign (the "Holder"), is entitled to purchase from the Company [_____][2] shares (as adjusted from time to time as provided in Section 11) of common stock, par value $0.001 per share, of the Company (the "Common Stock") (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"), at an exercise price determined pursuant to Section 3 (the "Exercise Price"), at any time and from time to time from and after the date hereof through and including the date that is five (5) years following the date of issuance set forth above (the "Expiration Date"), and subject to the following terms and conditions:

1. Purchase Agreement. This Warrant is one of a series of Warrants (collectively, the "Warrants") issued by the Company in connection with that certain Note and Warrant Purchase Agreement, entered into as of April 3, 2012 (the "Purchase Agreement"), by and among the Company and the purchasers identified on the signature pages thereto, and is subject to, and the Company and the Holder shall be bound by, all the applicable terms, conditions and provisions of the Purchase Agreement. This Warrant is being issued in connection with the conversion into shares of Common Stock of one of the Notes purchased under the Purchase Agreement.

2. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

[1] Note to Draft: Warrant to be issued as of the date of conversion of the applicable Senior Subordinated Convertible Note.

[2] Note to Draft: Number of Warrant Shares to be equal to number of shares of Common Stock into which the applicable Senior Subordinated Convertible Note was converted.

3. Exercise Price. This Warrant may be exercised for a price per Warrant Share equal to $[______][3], subject to adjustment from time to time pursuant to Section 11.

4. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5. Registration of Transfers. Subject to the Holder's appropriate compliance with the restrictive legend on this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment substantially in the form attached hereto as Attachment B duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

6. Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem all or any portion of this Warrant without the prior written consent of the Holder.

7. Delivery of Warrant Shares.

(a) To effect conversions hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate number of Warrant Shares represented by this Warrant is being exercised. Upon delivery of an Exercise Notice substantially in the form attached hereto as Attachment A (an "Exercise Notice") to the Company at its address for notice determined as set forth herein, and upon payment of the applicable Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) trading days after the Date of Exercise (as defined below)) issue and deliver, or cause its transfer agent to issue and deliver, to the Holder a certificate for the Warrant Shares issuable upon such exercise registered in the name of the Holder or its designee. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) an Exercise Notice, appropriately completed and duly signed, and (ii) unless the Holder has elected a cashless exercise, payment of the Exercise Price (by certified or official bank check, intra-bank account transfer or wire transfer) for the number of Warrant Shares so indicated by the Holder to be purchased.

[3] Note to Draft: Exercise Price to be equal to the Conversion Price under the applicable Senior Subordinated Convertible Note *plus* 20%.

(b) If by the fifth trading day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 7(a), the Holder will have the right to rescind such exercise.

(c) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

8. Charges, Taxes and Expenses. Issuance and delivery of certificated or uncertificated shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

9. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a new warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a new warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver this mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the new warrant.

10. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from Liens or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 11). The Company covenants and warrants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in

accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.

11. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 11.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of any Warrants), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company; then in each such case (A) the Exercise Price will be adjusted by multiplying the Exercise Price then in effect by a fraction, the numerator of which equals the number of shares of Common Stock outstanding immediately prior to such event (excluding treasury shares, if any), and the denominator of which equals the number of shares of Common Stock outstanding immediately after such event, and (B) the number of Warrant Shares issuable hereunder shall be concurrently adjusted by multiplying such number by the reciprocal of such fraction. Such adjustments will take effect (i) if a record date shall have been fixed for determining the stockholders or security holders, as applicable, of the Company entitled to receive such dividend, distribution or issuance by reclassification, as the case may be, immediately after such record date, (ii) otherwise, immediately after the effective date of such dividend, distribution, subdivision, combination, or issuance by reclassification, as the case may be.

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or any other disposition or issuance of) any Common Stock or securities convertible or exercisable into Common Stock ("Common Stock Equivalents"), except for issuances contemplated by Section 11(a) and Exempt Issuances (as defined in Section 11(f)(i)), at an effective price per share less than the Exercise Price then in effect (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued or issuable shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued or issuable in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance (i) the Exercise Price then in effect will be reduced (and in no event increased) by multiplying the Exercise Price then in effect by a fraction, the numerator of which equals the *sum* of the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance *plus* the number of shares of Common Stock which would be issued or issuable if the Base Share Price for such Dilutive Issuance equaled such VWAP (assuming the aggregate consideration received or receivable by the Company would

remain the same), and the denominator of which equals the *sum* of the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance *plus* the number of shares of Common Stock so issued or issuable in connection with such Dilutive Issuance, and (ii) the number of Warrant Shares issuable hereunder shall be concurrently increased (and in no event decreased) by multiplying such number by the reciprocal of such fraction. Such adjustments shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than the trading day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 11(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms, and describing the material terms of the option, right, Common Stock or Common Stock Equivalents sold, granted, disposed of or issued (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 11(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Exercise Price as the Exercise Price should have been adjusted pursuant to the operation of this Section 11(b) had the Company provided a Dilutive Issuance Notice, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Notice. If the Company enters into a Variable Rate Transaction (as defined in Section 11(f)(ii)), the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

(c) Subsequent Rights Offerings. If the Company, at any time while this Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder on an as-fully-exercised basis) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP on the record date mentioned below, then, unless adjustment is required pursuant to Section 11(b), (i) the Exercise Price then in effect will be adjusted by multiplying the Exercise Price by a fraction, the numerator of which equals the *sum* of the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants *plus* the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP, and the denominator of which equals the *sum* of the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants *plus* the number of additional shares of Common Stock offered for subscription or purchase and (ii) the number of Warrant Shares issuable hereunder shall be concurrently adjusted by multiplying such number by the reciprocal of such fraction. Such adjustments shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants or, if no such record date shall have been fixed, immediately after the effective date of such issuance.

(d) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder on an as-fully-exercised basis) evidences of its indebtedness, assets (including cash and cash dividends), rights or warrants to subscribe for or purchase any security other than shares of Common Stock (which shall be subject to Section 11(b)) or Section 11(c), as applicable), then in each such case the Exercise Price then in effect will be adjusted effective immediately after the record date for

the determination of stockholders entitled to receive such distribution by multiplying the Exercise Price by a fraction, the numerator of which equals the VWAP on such record date *less* the then per share fair market value of the portion of such evidence of indebtedness, assets, rights or warrants so distributed applicable to one outstanding share of the Common Stock, as determined by the Board in good faith, and the denominator of which equals the VWAP determined as of such record date. In each such case the Company shall notify the Holder, in writing, no later than the trading day following the distribution of any such evidence of indebtedness, assets, rights or warrants, describing the material terms of such evidence of indebtedness, assets, rights or warrants and the adjustments made pursuant to this Section 11(d).

(e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or a series of related transactions, (A) effects any merger or consolidation of the Company with or into another Person, (B) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets, (C) effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (except for issuances by reclassification contemplated by Section 11(a)(iv)), or (D) consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or group making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person or group of Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property (each transaction or series of transactions referred to in clause (i) or (ii) above, a "Fundamental Transaction"); then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, (1) the number of shares of common stock of the successor or acquiring corporation or, if it is the surviving corporation, of the Company, and (2) any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount and components of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Board shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration (substituting the most appropriate market-based measure for the Trading Market in determining the daily VWAP from time to time for each component of the Alternate Consideration or, if no market-based measure is reasonably available for any such component, fixing the daily VWAP of such component at the value determined by such apportionment, but subject to further adjustment as provided in this Section 11). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it

receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant of like tenor to this Warrant but adjusted to be consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant for the appropriate number of shares of capital stock and Alternate Consideration, if any, in exchange for this Warrant. The Company shall ensure that the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 11(e) and ensuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction or series of related transactions analogous to a Fundamental Transaction.

(f) Definitions. In addition to the terms defined elsewhere in this Warrant, for all purposes of this Warrant, the following terms shall have the meanings indicated in this Section 11(a):

(i) "Exempt Issuance" means (A) shares of Common Stock or options to purchase Common Stock to directors, officers, employees or consultants (other than attorneys, law firms, accountants or accounting firms) of the Company in their capacity as such pursuant to an any employee benefit plan which has been approved by the Board prior to or subsequent to the date hereof (an "Approved Share Plan"), provided that the exercise price of any such options is not lowered, none of such options is amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such options is otherwise materially changed in any manner that adversely affects the Holder (the "Approved Share Plan Options"), (B) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than Approved Share Plan Options) issued and outstanding prior to the date hereof, provided that the conversion or exercise price of any such Common Stock Equivalents (other than Approved Share Plan Options) is not lowered, none of such Common Stock Equivalents (other than Approved Share Plan Options) is amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such Common Stock Equivalents (other than Approved Share Plan Options) is otherwise materially changed in any manner that adversely affects the Holder, or (C) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, and the acquisition or strategic transaction provides to the Company benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(ii) "Variable Rate Transaction" means a transaction in which the Company (A) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (1) at a conversion price, exercise price or exchange rate or other price that is based upon, or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (2) other than with respect to customary anti-dilution provisions, with a conversion, exercise or exchange price that is subject to being

reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of any specified or contingent events directly or indirectly related to the business of the Company or any market for the Common Stock, or (B) enters into any agreement, including an equity line of credit, whereby the Company may sell securities at a future determined price.

(iii) "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (B) if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported during trading hours, or (C) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company's Board of Directors and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

(g) Calculations. All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock issued and outstanding at any given time for purposes of this Section 11 shall not include any shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other Alternate Consideration issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments in all material respects and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

(i) Notice of Corporate Events. If (A) the Company declares a dividend (or any other distribution of cash, securities or other property in whatever form) on the Common Stock, including any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary or of any rights, (B) the Company declares a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (D) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall deliver to the Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such

dividend, distribution, or redemption, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, or redemption are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiary, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(j) Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(i) Cash Exercise. The Holder may pay by certified or official bank check, by intra-bank account transfer or by wire transfer of same-day funds.

(ii) Cashless Exercise. The Holder may elect instead to utilize a cashless exercise method, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

$$X = Y \times ((A - B) / A)$$

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the closing price of shares of Common Stock for the trading day immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12. Limitation on Exercise Pending Stockholder Approval. This Warrant shall not be exercisable by the Holder, in whole or in part, unless and until the conditions specified in Section

12.12 of the Purchase Agreement (relating to, among other things, stockholder approval of the transactions contemplated by the Purchase Agreement) have been satisfied in full.

13. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay the Holder an amount of cash equal to the product of such fraction multiplied by the closing price of one share of Common Stock as reported on the principal trading market for the Common Stock on the Date of Exercise.

14. Notices. Any and all notices or other communications or deliveries hereunder (including any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number pursuant to this Section 14 prior to 6:30 p.m. (New York City time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified pursuant to this Section 14 on a day that is not a trading day or later than 6:30 p.m. (New York City time) on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service to the street address specified pursuant to this Section 14, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be as follows:

(a) if to the Company, to:

LiveDeal, Inc.
2490 E. Sunset Road, Suite 100
Las Vegas, Nevada 89120
Attn: Chief Financial Officer
Facsimile No.: (702) 939-0244

with a copy to (which shall not constitute notice to the Company):

Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004-2202
Attn: Daniel M. Mahoney, Esq.
Facsimile No.: (602) 382-6070

(b) if to the Holder, to the address, facsimile number or email or street address appearing on the Warrant Register (which shall initially be the facsimile number and email and street address set forth for the initial Holder in the Purchase Agreement);

or to such other address, facsimile number or email address as the Company or the Holder may provide to the other in accordance with this Section 14.

15. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent

shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

16. Miscellaneous.

(a) Assignment. Subject to the restrictions on transfer described herein, the rights and obligations of the Company and the Holder shall be binding upon, and inure to the benefit of, the successors, assigns, heirs, administrators and transferees of the parties. The Company shall not have the right directly or indirectly to assign or transfer this Warrant without the prior written consent of the Holder, which may be withheld in the Holder's sole discretion, or as part of a Fundamental Transaction.

(b) No Third Party Beneficiaries. Nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(c) Amendments; Waiver. This Warrant may be amended only in writing signed by the Company and the Holder, and any amendment so effected shall amend each Warrant issued pursuant to the Purchase Agreement and be binding upon each holder of such Warrants (provided, however, that any such amendment that adversely affects any holder or class of holders of such Warrants in a manner that does not apply uniformly to all holders of such Warrants, as applicable, shall require the written consent of such adversely affected holders or class). Any provision of this Warrant may be waived, but only if in writing by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to principles of conflict of laws.

(e) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law in any respect, such provision shall be excluded from this Warrant and the balance of this Warrant shall be construed and interpreted as if such provision were so excluded and shall be enforceable in accordance with its remaining terms.

[*Remainder of Page Intentionally Left Blank; Signature Page Follows*]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

LIVEDEAL, INC., a Nevada corporation

By:______________________________

Lawrence W. Tomsic
Chief Financial Officer

ATTACHMENT A

EXERCISE NOTICE

To LiveDeal, Inc.:

The undersigned hereby irrevocably elects to purchase shares (the "Shares") of common stock, par value $0.001 per share ("Common Stock"), of LiveDeal, Inc., a Nevada corporation, pursuant to Warrant No. _____, originally issued on __________, 2012 (the "Warrant"). The undersigned elects to utilize the following manner of exercise:

Shares:

_____ Full Exercise of Warrant
_____ Partial Exercise of Warrant (in the amount of _________ Shares)

Exercise Price: $_________

Manner of Exercise:

_____ Certified or Official Bank Check
_____ Intra-Bank Account Transfer
_____ Wire Transfer
_____ Cashless Exercise pursuant to Section 11(j)(ii) of the Warrant

[Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the [undersigned]/[the undersigned's nominee as is specified below].]

Date: ____________________

Full Name of Holder*: ____________________

Signature of Holder or Authorized Representative: ____________________

Name and Title of Authorized Representative†: ____________________

Additional Signature of Holder (if jointly held): ____________________

Social Security or Tax Identification Number: ____________________

Address of Holder: ____________________

____

____

Full Name of Nominee of Holder†: ____________________

Address of Nominee of Holder†: ____________________

____

____

* Must conform in all respects to name of holder as specified on the face of the Warrant.
† If applicable.

ATTACHMENT B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right represented by the attached Warrant to purchase __________ shares of Common Stock of LiveDeal, Inc., a Nevada corporation (the "Company"), to which the Warrant relates and appoints ________________ as attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Date:	______________________________
Full Name of Holder*:	______________________________
Signature of Holder or Authorized Representative:	______________________________
Name and Title of Authorized Representative†:	______________________________
Additional Signature of Holder (if jointly held):	______________________________
Address of Holder:	______________________________
	______________________________
	______________________________
Full Name of Transferee:	______________________________
Address of Transferee:	______________________________
	______________________________
	______________________________
In the presence of:	______________________________

____

* Must conform in all respects to name of holder as specified on the face of the Warrant.
† If applicable.